EX-10.1

                          SUBLEASE AND DEPOSIT RECEIPT

       THIS SUBLEASE is part of the Multi-Tenant Office Lease, between the Master Lessor (Grace Development Group Inc.) and the Master Lessee (University of Northern California) dated June 28, 2001 and amended on October 3rd, 2002 and again amended on September 26th, 2003.

       THE PRESENT SUBLEASE is between the UNIVERSITY OF NORTHERN CALIFORNIA
(UNC), as Lessor, and SONOMA COLLEGE, as Lessee, on this eighteenth (18th) day of November, 2003 witnesseth:

       WHEREAS, the parties hereto have entered into certain Indenture of Sublease (the "sublease") dated November 18, 2003, and

       NOW, THEREFORE, the parties hereto agree as follows:

1. PREMISE: Suite 280 in 1304 South Point Boulevard, Petaluma, CA 94954 consisting of a total of 5,596 rentable square feet.

2.     BASE RENT: The base rent shall be as follows:

                                        Monthly                     Period
Period Covered                          Base Rent                   Base Rent
--------------------------------------------------------------------------------
January 1, 2004 - July 31, 2004         $9,233.40 ($1.650 psf)      $ 64,633.80
August 1, 2004 - July 31, 2005          $9,373.30 ($1.675 psf)      $112,479.60
August 1, 2005 - July 31, 2006          $9,513.20 ($1.700 psf)      $114,158.40
August 1, 2006 - July 31, 2007          $9,653.10 ($1.725 psf)      $115,837.20
August 1, 2007 - December 31, 2007      $9,793.00 ($1.750 psf)      $ 58,758.00

3. LESSEE'S DEPOSIT This sublease shall become effective upon signature of both Lessor and Lessee and upon receipt of deposit equal to the first month's rent.

4. TENANT IMPROVEMENTS: Master Lessor shall, at Master Lessor's sole cost and expense, make the changes to Suite 280 per Amendment Number Three of the Master Lease between Grace Development Group, Inc., as Lessor, and the University Of Northern California, as Lessee. Additionally, Master Lessor shall provide up to $500 towards the air-conditioning system in addition to the ventilation system of Lessee's Anatomy Lab., in a location designated by Lessee and agreed to by Lessor.

5. BROKERAGE: Lessee and Lessor acknowledge no brokers were engaged in this transaction other than UNC and SONOMA COLLEGE and no brokerage fees or commissions are due.

6. EXPIRATION: In the event this Sublease is not executed by Lessee by Tuesday, November 18th, 2003 at 5:00 p.m., this Sublease shall be null and void.

In all other respects, the terms, covenants and conditions of the Sublease shall remain in full force and effect. IN WITNESS WHEREOF, the parties hereto set their hands and seals on the day and year first written above.

LESSOR:                                 LESSEE:
UNIVERSITY OF NORTHERN CALIFORNIA       SONOMA COLLEGE

BY: /s/ Illegible                       BY: /s/ John Stalcup President
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Date: 11/18/03                          Date: 11/18/03
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